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                                                                    EXHIBIT (11)


                             SONOCO PRODUCTS COMPANY
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                    (Dollars in thousands, except per share)


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
                                                                  Three Months Ended                      Nine Months Ended
                                                         ---------------------------------       ---------------------------------
                                                         September 28,       September 29,       September  28,      September 29,
                                                             1997                1996                 1997                1996
                                                         -------------       -------------       --------------      -------------
Primary earnings
Net income available to common shareholders              $    41,247         $    38,073         $   126,111         $   124,194
                                                         ===========         ===========         ===========         ===========

Weighted average number
    of common shares outstanding                          91,081,791          90,959,645          90,433,177          90,959,645

Assuming exercise of options reduced by
   the number of shares which could have
   been purchased (at average price) with
   proceeds from exercise of such options                  2,569,350           2,072,276           2,108,291           2,072,276
                                                         -----------         -----------         -----------         -----------

Weighted average number of shares
   outstanding as adjusted                                93,651,141          93,031,921          92,541,468          93,031,921
                                                         ===========         ===========         ===========         ===========

Primary earnings per common share                        $      0.44         $      0.41         $      1.36         $      1.33
                                                         ===========         ===========         ===========         ===========


Assuming full dilution
Net income available to common shareholders              $    41,247         $    38,073         $   126,111         $   124,194

Elimination of preferred dividends                               648               1,835               3,061               5,717
                                                         -----------         -----------         -----------         -----------

Fully diluted net income                                 $    41,895         $    39,908         $   129,172         $   129,911
                                                         ===========         ===========         ===========         ===========

Weighted average number of
  common shares outstanding                               91,081,791          90,959,645          90,433,177          90,959,645

Assuming exercise of options reduced by
   the number of shares which could have
   been purchased (at the higher of the
   end-of-period price or the average)
   with proceeds from exercise of such options             2,790,259           2,072,276           2,326,254           2,072,276

Assuming conversion of preferred stock                     4,480,194           6,296,499           4,802,596           6,296,499
                                                         -----------         -----------         -----------         -----------

Weighted average number of
   shares outstanding as adjusted                         98,352,244          99,328,420          97,562,027          99,328,420
                                                         ===========         ===========         ===========         ===========

Earnings per common share assuming full dilution         $      0.42         $      0.41         $      1.32         $      1.31
                                                         ===========         ===========         ===========         ===========
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